SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  April 3, 2008

                           AIR INDUSTRIES GROUP, INC.
                           --------------------------

             (Exact Name of Registrant as Specified in its Charter)

Delaware                          000-29245                         20-4458244
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State of                          Commission                        IRS Employer
Incorporation                     File Number                       I.D. Number

                 1479 North Clinton Avenue, Bay Shore, NY 11706
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                     Address of principal executive offices

                  Registrant's telephone number: (631) 968-5000

                           ---------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
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|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
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      Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation or Bylaws;
           Changes in Fiscal Year.

      At a Special Meeting of Stockholders on April 3, 2008, our stockholders approved an amendment to our certificate of incorporation increasing to 250,000,000 the number of shares of common stock we are authorized to issue. We also are authorized to issue 8,003,716 shares of preferred stock, including 2,000,000 shares of series B convertible preferred stock, under our certificate of incorporation, as previously amended. At the Special Meeting, our stockholders also authorized our Board of Directors to effect, at its discretion at any time not later than December 31, 2008, if at all, a reverse stock split of our common stock at a ratio within the range from one-for-ten to one-for-thirty, with the ratio and timing to be selected and implemented by our Board. The reverse stock split is part of a plan intended to enable us to obtain a listing for our common stock on a national securities exchange. If the reverse stock split is effected, the number of our authorized shares of common stock would be reduced to 125,000,000 shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Certificate of Amendment to Certificate of Incorporation re. increase in authorized capital stock.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2008

                                       AIR INDUSTRIES GROUP, INC.


                                       By: /s/ Peter D. Rettaliata
                                           -------------------------------------
                                           Peter D. Rettaliata
                                           President and Chief Executive Officer


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